Exhibit 10.2

                          CHANGE IN CONTROL AGREEMENTS


Mary S. Alexander
Kimball Bannister, III
Larry W. Beckner
John H. Gleason
LeRoy C. Hanneman Jr.
Robertson C. Jones
Anne L. Mariucci
Helen M. McEnerney
Donald V. Mickus
Gary L. Newman
Frank D. Pankratz
Scott J. Peterson
David E. Rau
Charles T. Roach
David G. Schreiner
M. Lynn Schuttenberg
John A. Spencer
Robert R. Wagoner
Scott C. Widener